Exhibit 99.1

Lithia Motors Declares Dividend of $0.10 for Fourth Quarter 2012

MEDFORD, OR -- (Marketwire - December 07, 2012) - Today, Lithia (NYSE: LAD) announced that the Board of Directors has authorized a dividend of $0.10 per share for the fourth quarter of 2012. Lithia will pay the dividend December 28, 2012 to shareholders of record on December 17, 2012. (The Company’s prior press release contained a typographical error stating the record date was December 14, 2012.) The dividend is in lieu of the dividend typically declared and paid each year in March.

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 29 brands of new vehicles and all brands of used vehicles at 87 stores in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748